UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 19, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2014, the Personnel & Compensation Committee (the “Committee”) of the Board of Directors of Kaman Corporation (the “Company”) approved certain actions under the Kaman Corporation 2013 Management Incentive Plan (the “MIP”) and the Kaman Corporation 2008 Cash Bonus Plan (now known as the Kaman Corporation Annual Cash Incentive Plan) (the “CBP”) relating to the annual and long-term incentive compensation packages of the Company’s principal executive officer, principal financial officer and other “named executive officers,” as that term is defined in Instruction 4 to Item 5.02 of Form 8-K (collectively, the “Covered Executives”).  These actions included the approval of (i) annual cash incentive award payouts under the MIP and the CBP for fiscal 2013, (ii) annual cash incentive award metrics and performance goals under the MIP for fiscal 2014, and (iii) long-term incentive award (“LTIP Award”) metrics and performance goals under the MIP for the three-year, two-year and one-year performance cycles commencing as of January 1, 2014.  The Committee also took action to approve the annual grant of Non-Qualified Stock Options and Restricted Share Awards to key employees other than Covered Executives.

The annual cash incentive award payouts for fiscal 2013 are consistent with the previously disclosed terms and provisions of the MIP and the CBP, and the amount of the payouts will be included in the Summary Compensation Table, and discussed in the Compensation Discussion and Analysis section, of the Company’s Proxy Statement relating to its 2014 Annual Meeting of Shareholders.  The annual cash incentive award metrics and performance goals under the MIP for fiscal 2014 are consistent with the previously disclosed terms and provisions of the MIP.

The LTIP Awards are consistent with the previously disclosed terms and provisions of the MIP and the form of LTIP Award Agreement previously utilized in connection with the grant of LTIP Awards under the Kaman Corporation 2003 Stock Incentive Plan, except that for 2014, the LTIP Awards granted to Neal J. Keating, Chairman, President and Chief Executive Officer of the Company, and Gregory L. Steiner, Executive Vice President of the Company and President of our Aerospace segment, include an additional award which, if earned, would be paid in shares of Company stock, rather than in cash.  Even if the performance criteria are achieved, Messrs. Keating and Steiner will need to remain in the employ of the Company until they reach 62 years of age in order to actually receive the shares.  The LTIP Awards granted to all other Covered Executives, if earned, are payable solely in cash, except that the Committee may elect to pay up to one-third of a cash-based LTIP Award in shares if the recipient is not then in compliance with the Company’s stock ownership guidelines or, at the discretion of the Committee, up to the entire amount of such LTIP Award in whole shares of Company stock to the extent requested by the participant.

The LTIP Awards generally relate to the three-year performance period commencing as of January 1, 2014 and ending as of December 31, 2016, although separate LTIP Awards were granted to Mr. Starr in respect of the two-year performance period commencing as of January 1, 2014 and ending as of December 31, 2015 and the one-year performance period commencing as of January 1, 2014 and ending as of December 31, 2014.  The LTIP Awards provide for payouts based on the Company's actual financial performance during the relevant periods as compared to the average financial performance of the companies comprising the Russell 2000 index for the same performance periods, in each case utilizing the following performance factors and weightings: (a) 33% of the LTIP Awards are based on average annual return on investment, (b) 33% of the LTIP Awards are based on average annual growth in earnings per share, and (c) 34% of the LTIP Awards are based on total return to shareholders.

For all LTIP Awards, actual financial performance below the 1st quartile results in no award payment; actual financial performance at the 1st quartile results in an award payment at 25% of target; actual financial performance at the median results in an award payment at 100% of target; and actual financial performance at the top of, or above, the 3rd quartile results in a maximum payment of 200% of target.  Interpolation is used to determine payments for financial performance between the quartiles.

Copies of the following forms of award agreements are filed as exhibits to this report:  (i) Form of Non-Qualified Stock Option Agreement granted under the MIP; (ii) Form of Restricted Share Agreement granted under the MIP; (iii) Form of Long-Term Performance Award Agreement (Payable in Cash) granted under the MIP; and (iv) Form of Long-Term Performance Award Agreement (Payable in Shares) granted under the MIP.  The preceding discussion is not intended to be complete and is qualified in its entirety by reference to the complete text of the award agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

The following exhibits are filed herewith:

10.1	Form of Non-Qualified Stock Option Agreement granted under the Kaman Corporation 2013 Management Incentive Plan.

10.2	Form of Restricted Share Agreement granted under the Kaman Corporation 2013 Management Incentive Plan.

10.3	Form of Long-Term Performance Award Agreement (Payable in Cash) granted under the Kaman Corporation 2013 Management Incentive Plan.

10.4	Form of Long-Term Performance Award Agreement (Payable in Shares) granted under the Kaman Corporation 2013 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date:  February 24, 2014

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1	Form of Non-Qualified Stock Option Agreement granted under the Kaman Corporation 2013 Management Incentive Plan.

10.2	Form of Restricted Share Agreement granted under the Kaman Corporation 2013 Management Incentive Plan.

10.3	Form of Long-Term Performance Award Agreement (Payable in Cash) granted under the Kaman Corporation 2013 Management Incentive Plan.

10.4	Form of Long-Term Performance Award Agreement (Payable in Shares) granted under the Kaman Corporation 2013 Management Incentive Plan.